UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):  July 9, 2009
GERBER SCIENTIFIC, INC.
(Exact name of Registrant as specified in its charter)

Connecticut	001-05865	06-0640743

(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

83 Gerber Road West, South Windsor, Connecticut	06074

(Address of principal executive offices)	(Zip Code)
Registrant’s Telephone Number, including area code: (860) 644-1551
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01  Other Events
     The following is a summary description of the terms of the common stock, par value $0.01 per share (the “common stock”), of Gerber Scientific, Inc. (“Gerber”), which was incorporated under the laws of Connecticut. The summary is not complete and is qualified in its entirety by reference to Gerber’s Restated Certificate of Incorporation (the “certificate of incorporation”) and Amended and Restated By-Laws (the “by-laws”), copies of which have been filed with the Securities and Exchange Commission, as well as by provisions of the Connecticut Business Corporation Act (the “CBCA”) and other applicable laws.
Authorized and Outstanding Capital Stock
     Gerber’s certificate of incorporation authorizes Gerber to issue 100,000,000 shares of common stock and 10,000,000 shares of preferred stock, par value $0.01 per share (the “preferred stock”). As of the date of this report, no shares of preferred stock were issued and outstanding.
Common Stock Terms
     Voting Rights. Each holder of common stock is entitled to cast one vote for each outstanding share of common stock held upon any matter, including the election of directors, which is properly considered and acted upon by the shareholders. This voting right is subject to any action by the board of directors of Gerber (the “Board of Directors”) granting holders of preferred stock exclusive or special voting powers with respect to any matter. Each holder of shares of common stock is entitled to attend all special and annual meetings of Gerber’s shareholders.
     Gerber’s by-laws provide that the presence in person or by proxy at any meeting of shareholders of holders of common stock representing a majority of the votes entitled to be cast on a matter will constitute a quorum for action on that matter at the meeting. When a quorum is present at any shareholder meeting, unless the CBCA or Gerber’s certificate of incorporation requires a greater number of affirmative votes, an action (other than the election of directors) will be approved if the votes cast in favor of the action by holders of the common stock exceed the votes cast in opposition to the action. Gerber’s directors are elected by a plurality of the votes cast of the shares of common stock represented at the shareholder meeting.
     Notwithstanding the foregoing, Gerber’s certificate of incorporation provides that the affirmative vote of at least a majority of the votes entitled to be cast on the action, voting in accordance with the requirements of the CBCA and the certificate of incorporation, are required to amend the certificate of incorporation or to amend or repeal or adopt any provision inconsistent with Article VI of the by-laws. Article VI of the by-laws provides that, except as otherwise provided in the certificate of incorporation, the by-laws may be amended or repealed either by the affirmative vote of a majority of the shareholder votes entitled to be cast on such amendment or repeal or by the affirmative vote of a majority of the total number of directors Gerber would have if there were no vacancies on the Board of Directors. The foregoing shareholder vote would exceed the minimum vote, summarized in the paragraph above, generally prescribed by the CBCA to approve such types of amendments.
     Gerber’s by-laws provide that the number of directors may not be fewer than three nor more than 11, exclusive of directors, if any, elected by the holders of one or more series of preferred stock which may be outstanding at any time, voting separately as a class pursuant to the certificate of incorporation.
     Dividend Rights. Dividends may be paid on the common stock on an equal per-share basis, but only when, as and if declared by the Board of Directors out of assets legally available for the payment of dividends. Holders of common stock will be entitled to receive any such dividends only after the provisions with respect to preferential dividends on any outstanding series of preferred stock have been satisfied and after Gerber has complied with any requirements with respect to redemption of, or the setting aside of sums as sinking funds or redemption or purchase accounts with respect to, any outstanding series of preferred stock.
     Liquidation Rights. In the event of any liquidation, dissolution or winding-up of Gerber, whether voluntary or involuntary, the holders of the common stock, together with the holders of any class or series of stock entitled to participate with the holders of the common stock, in whole or in part, as to distribution of assets, will be entitled to receive the remaining assets of Gerber available for distribution, in cash or in stock, subject to the relative rights and preferences of any then outstanding shares of preferred stock and any other class or series that are issued and outstanding, having preference over the common stock in such an event of liquidation, dissolution or winding-up.
     Other Rights. Holders of the common stock have no redemption or conversion rights and no preemptive right to subscribe for or purchase additional shares of any class of Gerber’s capital stock. The common stock has no sinking fund provisions.
     Listing. The common stock is listed on the New York Stock Exchange under the symbol “GRB.”
Preferred Stock
     The rights and privileges of holders of the common stock described above may be adversely affected by the rights, privileges and preferences of holders of shares of any series of preferred stock which the Board of Directors may authorize and Gerber may issue from time to time. The Board of Directors has broad discretion with respect to the creation and issuance of preferred stock without shareholder approval, subject to any applicable rights of holders of any shares of preferred stock outstanding from time to time. Subject to limitations prescribed by the CBCA, the Board of Directors is authorized from time to time and without further shareholder action to provide for the issuance of shares of preferred stock in one or more series, and to fix the voting powers, designations, preferences, relative rights and limitations of such series, including, without limitation, dividend rights, conversion privileges, redemption rights, liquidation rights and the terms of any sinking fund or redemption or purchase account. Among other things, by authorizing the issuance of shares of preferred stock with particular voting, conversion or other rights, the Board of Directors could adversely affect the voting power of the holders of the common stock and could impede any attempt to effect a change in control of Gerber, even if such a transaction would be beneficial to the interests of Gerber’s shareholders.
Antitakeover Legislation
     Business Combinations With Interested Shareholders. Gerber is subject to the provisions of Section 33-844 of the CBCA, which prohibits a Connecticut corporation from engaging in a “business combination” with an “interested shareholder” for a period of five years after the date of the transaction on which the person became an interested shareholder, unless the business combination or the purchase of stock by which such person became an interested shareholder is approved by the corporation’s board of directors, and by a majority of its non-employee directors, before the date on which such person became an interested shareholder. Gerber also is subject to Sections 33-841 and 33-842 of the CBCA. These provisions generally require business combinations of a Connecticut corporation with an interested shareholder to be approved by the corporation’s board of directors and then by the affirmative vote of at least (1) the holders of 80% of the voting power of the outstanding shares of the corporation’s voting stock and (2) the holders of two-thirds of the voting power of the outstanding shares of the corporation’s voting stock, excluding the voting stock held by the interested shareholder, unless the consideration to be received by the shareholders meets specified price and other requirements set forth in Section 33-842 of the CBCA. A “business combination” generally includes, among other transactions involving the corporation or any subsidiary with (or providing specified financial benefits to) an interested shareholder, mergers and consolidations, asset sales and other asset dispositions, and some types of stock issuances. Subject to exceptions, an “interested shareholder” is a person that beneficially owns 10% or more of the corporation’s voting power, or is an affiliate of the corporation and beneficially owned 10% or more of the corporation’s voting power within a specified period before the date of the transaction.
     Consideration of Stakeholder Interests. Gerber is subject to Section 33-756(d) of the CBCA, which generally requires directors acting with respect to mergers, sales of assets and other specified transactions to consider, in determining what they reasonably believe to be in the best interests of the corporation, specified interests in addition to the interests of shareholders, including the interests of the corporation’s employees, customers, creditors and suppliers and any community in which any office or other facility of the corporation is located.
     Sales of Assets, Plans of Merger and Share Exchanges. Under its certificate of incorporation, Gerber has opted out of “grandfather” provisions of the CBCA relating to sales of assets, plans of merger and share exchanges that apply to corporations, such as Gerber, that were incorporated under the laws of Connecticut before January 1, 1997. Section 33-817 of the CBCA requires that, unless the corporation’s certificate of incorporation expressly provides otherwise or specified exceptions apply, a plan of merger or share exchange by a corporation incorporated under the laws of Connecticut before January 1, 1997 must be approved by the affirmative vote of at least two-thirds of each class or series of stock entitled to vote on such a transaction as a separate class or series, and by the affirmative vote of at least two-thirds of each class of stock outstanding before January 1, 1997, and not otherwise entitled to vote on the transaction. In addition, Section 33-831 of the CBCA requires that, unless the corporation’s certificate of incorporation expressly provides otherwise or specified exceptions apply, the sale, lease, exchange or disposition of all, or substantially all, of a corporation’s property by a corporation incorporated under the laws of Connecticut before January 1, 1997 must be approved by the affirmative vote of at least two-thirds of each class or series of stock entitled to vote on the transaction as a separate class or series, and by the affirmative vote of at least two-thirds of each class of stock outstanding before January 1, 1997, whether or not otherwise entitled to vote on the transaction.
     Gerber has elected not to be governed by the “grandfather” provisions of Sections 33-817 and 33-831 of the CBCA. Gerber’s certificate of incorporation provides that the approval of any plan of merger, share exchange or disposition of assets consummated by Gerber that is otherwise covered by Sections 33-817 and 33-831 as described above would require the affirmative vote of a majority of the votes entitled to be cast on any such transaction, which is the vote required under provisions of the CBCA applicable to corporations incorporated in Connecticut on or after January 1, 1997.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GERBER SCIENTIFIC, INC.

Date: July 9, 2009	By:	/s/ John J. Krawczynski

John J. Krawczynski
Vice President, Chief Accounting Officer
and Corporate Controller
(On behalf of the Registrant and as
Duly Authorized Officer)